SMARTE SOLUTIONS, INC.

Note Purchase Agreement

THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made and effective as of the __ day of __________, 2004 (the “Effective Date”), by and between Smarte Solutions, Inc., a Delaware corporation (the “Company”), and ________________________ (the “Purchaser”, the “Investor”, or the “Holder”).

In consideration of the mutual covenants and representations set forth below, the Company and the Purchaser agree as follows:

1.

Issuance of Note.  Subject to the terms and conditions of this Agreement, the Company agrees to issue to the Purchaser and the Purchaser agrees to purchase from the Company a convertible promissory note (the “Promissory Note”) in the principal amount of $__________.00 (the “Financing Amount”, or the “Principal Amount”) and in substantially the form attached hereto as Exhibit A.  Simultaneous with the execution of this Agreement and as a condition precedent to the Company’s performance hereunder, the Purchaser shall execute the Smarte Solutions, Inc. Questionnaire related to Convertible Promissory Note Investment attached as Exhibit B to this Agreement.

2.

Payment.  In consideration for the Company’s issuance of the Promissory Note, the Purchaser shall pay the Company the Financing Amount.

3.

General Provisions.

(a)

Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS.

(b)

Integration.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and may only be modified or amended in writing signed by both parties.

(c)

Further Documents.  The Purchaser agrees upon request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including, without limitation, all exhibits and attachments to this Agreement.

(d)

Notices.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed to the party to be notified at the address, facsimile number or electronic mail address indicated for such person on the signature page hereof, or at such other address, facsimile number or electronic mail address as such party may designate by ten (10) days’ advance written notice to the other party hereto.  All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

(e)

Successors.  Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

(f)

Waiver and Amendment.  Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement.  The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party’s right to assert any other legal remedy available to it.  Any provision of this Agreement may be amended, modified or waived only by an instrument in writing signed by the parties hereto.

(g)

Severability.  Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

(h)

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.  Facsimile copies of signed signature pages shall be binding originals.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this Note Purchase Agreement as of the Effective Date.

Smarte Solutions, Inc.

By:  /s/ BALA VISHWANATH

Bala Vishwanath,

CEO

Address:

611 South Congress Avenue, Suite 350

Austin, Texas 78704

Facsimile #:  (512) 443-9326

“Purchaser” or “Investor”

Address:

__________________________________

__________________________________

EXHIBIT “A”

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED.

$__________ USD

___________, __ 2004

Smarte Solutions, Inc.

CONVERTIBLE PROMISSORY NOTE

For value received, Smarte Solutions, Inc, a Delaware corporation, formally known as MoveMoney, Inc. (“Payor”) promises to pay to ______________, or his assigns (“Holder”), the principal sum of ______________________ dollars ($_______________), together with all accrued and unpaid interest thereon as set forth below.

Interest on the unpaid principal balance of this Note shall accrue at the rate of six and 37/100ths of one percent (6.37%) per annum compounded annually commencing on the date hereof, and shall be payable in a single installment at maturity or at conversion as set forth below.  If not sooner converted as provided below, the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on May 1, 2005 (the “Maturity Date”).  Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address furnished to the Payor for that purpose.

At the closing of a Qualifying Equity Financing (as defined below) on or before the Maturity Date, the entire outstanding principal balance of, and all accrued and unpaid interest on, this Note shall be automatically converted into the number of shares of preferred stock issued by the Payor in such Qualifying Equity Financing as is obtained by dividing (a) the outstanding principal balance of, and all accrued and unpaid interest on, this Note as of the closing date of the Qualified Equity Financing by (b) the price per share of preferred stock issued in the Qualified Equity Financing, provided however, that if Payor elects in its sole discretion to repay at such closing all accrued and unpaid interest on this Note in cash or cash equivalent, then this interest shall be deemed paid in full and shall not be convertible into stock issued by Payor.  A “Qualified Equity Financing” shall mean an equity financing in which the Payor sells equity securities and obtains net proceeds (including conversion of this Note) in an amount not less than Half a Million dollars ($500,000).

If this Note is automatically converted, written notice shall be delivered to the Holder of this Note at the address last shown on the records of the Payor for the Holder or given by the Holder to the Payor for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Payor is located, notifying the Holder of the conversion, specifying the principal amount of the Note converted, the amount of accrued and unpaid interest converted, the date of such conversion and calling upon such Holder to surrender this Note to the Payor in exchange for equity securities of the Payor as provided herein, in the manner and at the place designated by the Payor.

As promptly as practicable after the conversion of this Note, the Payor at its expense will issue and deliver to the Holder of this Note, upon surrender of the Note, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

All payments of interest and principal shall be in lawful money of the United States of America.  All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal.

The Payor hereby waives demand, notice, presentment, protest and notice of dishonor.

The Payor agrees to pay Holder’s reasonable costs in collecting and enforcing this Note, including reasonable attorneys’ fees.

All agreements between Payor and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Payor to Holder hereof relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Payor.  In determining whether or not the interest paid or payable with respect to any indebtedness of Payor to Holder, under any specific contingency, exceeds the highest lawful rate, Payor and Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law.  The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Payor and Holder.

The terms of this Note shall be construed in accordance with the laws of the State of Texas as applied to contracts entered into by Texas residents within the State of Texas, which contracts are to be performed entirely within the State of Texas.  This Note is being issued as one of a series of notes issued by the Payor on or about the date hereof and any of the terms of this Note (including, without limitation, the Maturity Date, the rate of interest, and the conversion features) may be waived or modified provided (i) such waiver or modification is made in writing, signed by the Payor and holders of a majority in principal amount of all notes issued by the Payor in such series, and (ii) any such waiver or modification shall apply equally to all Notes issued in such series.

HOLDER:

PAYOR:

______________________

Smarte Solutions, Inc.

________________

By: /s/ BALA VISHWANATH

Bala Vishwanath

CEO

EXHIBIT “B”

SMARTE SOLUTIONS, INC.

QUESTIONNAIRE RELATED TO
CONVERTIBLE PROMISSORY NOTE INVESTMENT

I.

Introduction

The undersigned (the “Subscriber”) desires to subscribe for a Convertible Promissory Note in the original principal amount of $__________.00 (the “Convertible Security”), of Smarte Solutions, Inc. (the “Company”), and the undersigned makes the following representations to the Company.  Neither the offer and sale of the Convertible Security has been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction, but rather is being made privately by the Company pursuant to the private placement exemption from registration provided in Section 4(2) of the Securities Act and Regulation D (“Regulation D”) promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

The information requested in this Questionnaire is needed in order to ensure compliance with the applicable regulations and to determine whether (1) an investment in the Company by the Subscriber is suitable in light of the Subscriber’s financial position, and (2) the Subscriber meets certain tests to be deemed an “accredited investor” as defined in Regulation D and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment.

The Subscriber also understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Questionnaire strictly confidential, the Company may present this Questionnaire and the information provided in answers to it to such parties as it deems advisable if called upon to establish the availability under any applicable law of an exemption from registration of the Convertible Security, the compliance with applicable law and any relevant exemptions thereto by the Company and its affiliates or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Company or any of its affiliates is a party or by which it is or may be bound.

II.

Eligibility Representations of the Subscriber

(A) General: (Initial one and complete blanks)
The Subscriber hereby warrants and represents that:
(Initial)	(1) If the Subscriber is an endowment, a foundation, a corporation, partnership, trust or other legal entity, it is:
• Organized under the laws of: ____________________________
• has its principal place of business in: ______________________
OR
(Initial)	(2) If the Subscriber is an individual or if beneficial ownership of the Subscriber is held by an individual, such individual is of legal age and is a:
• Citizen of: _______________________________
• Resident of: ______________________________
(B) Accredited Investor Status Initial all appropriate spaces on the following pages indicating the basis upon which the Subscriber qualifies as an accredited investor under Regulation D.
For Individual Investors Only
(Initial)

(1)

The Subscriber hereby certifies that he/she is an accredited investor because he/she has an individual net worth, or with his/her spouse has a joint net worth, in excess of $1,000,000.  For purposes of this questionnaire, “net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

(Initial)

(2)

The Subscriber hereby certifies that he/she is an accredited investor because he/she has individual income (exclusive of any income attributable to his/her spouse) of more than $200,000 in each of the past two years, or joint income with his/her spouse in excess of $300,000 in each of those years, and such Subscriber reasonably expects to reach the same income level in the current year.

For Corporations, Foundations, Endowments, Partnerships, Limited Liability Companies or Limited Liability Partnerships
(Initial)

(3)

The Subscriber hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

(Initial)

(4)

The Subscriber hereby certifies that it is an accredited investor because all of its equity owners are accredited investors.  The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Not-for-Profit Entities (Including Endowments, Private Foundations and Charities)
(Initial)

(5)

The Subscriber hereby certifies that it is an accredited investor because it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, was not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000.

For Trusts
(Initial)

(6)

The Subscriber hereby certifies that it is an accredited investor because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person.  As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment.

(Initial)

(7)

The Subscriber hereby certifies that it is an accredited investor because it is (i) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, (ii) acting in a fiduciary capacity and (iii) subscribing for the purchase of the securities being offered on behalf of a trust account or accounts.

(Initial)

(8)

The Subscriber hereby certifies that it is an accredited investor because it is a revocable trust which may be amended or revoked at any time by the grantors thereof, the tax benefits of investments made by the trust pass through to the grantors and all of the grantors are accredited investors.  The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.

For Banks, Savings and Loans and Similar Institutions
(Initial)	(9) The Subscriber hereby certifies that it is an accredited investor because it is a bank as defined in Section 3(a)(2) of the Securities Act acting in its individual capacity.
(Initial)

(10)

The Subscriber hereby certifies that it is an accredited investor because it is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

(Initial)

(11)

The Subscriber hereby certifies that it is an accredited investor because it is a Small Business Investment Partnership licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

For Insurance Companies
(Initial)	(12) The Subscriber hereby certifies that it is an accredited investor because it is an insurance company as defined in Section 2(13) of the Securities Act.

(C) Foreign/Non-Foreign Status: For U.S. Individuals
(Initial)

(1)

The Subscriber hereby certifies that it is not a nonresident alien for purposes of income taxation (as such term is defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations).

For U.S. Entities
(Initial)

(2)

The Subscriber hereby certifies that is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations).

For Foreign Individuals or Entities
(Initial)

(3)

The Subscriber hereby certifies that it is a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Registrations).

General - For All Investors

(4)

The Subscriber hereby agrees that if any of the information in this Item II changes, the Subscriber will notify the Company within 60 days thereof.  The Subscriber understands that the information contained in this Item II may be disclosed to the Internal Revenue Service by the Company and that any false statement contained in this Item II could be punished by fine, imprisonment or both. [I think I would just make this a representation rather than something they have to check]

III.

Representations and Covenants of the Investor

(A)

The Subscriber will not sell or otherwise transfer the Convertible Security without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Convertible Security has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless it is subsequently registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available.  The undersigned understands that the Company is under no obligation to register the Convertible Security on its behalf or to assist it in complying with any exemption from such registration under the Securities Act.

(B)

The Subscriber acknowledges that in making a decision to acquire the Convertible Security, the Subscriber has relied solely upon independent investigations made by the Subscriber.  The Subscriber’s investment in the Convertible Security is consistent with the investment purposes and objectives and cash flow requirements of the Subscriber and will not adversely affect the Subscriber’s overall need for diversification and liquidity.

(C)

The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s investment in the Convertible Security and is able to bear such risks, and has obtained, in the Subscriber’s judgment, sufficient information from the Company or its authorized representatives to evaluate the merits and risks of such investment.  The Subscriber has evaluated the risks of investing in the Convertible Security and has determined that the Convertible Security is a suitable investment for the Subscriber.

(D)

The Subscriber can afford a complete loss of the investment in the Convertible Security and can afford to hold such investment for an indefinite period of time.

(E)

The Subscriber is acquiring the Convertible Security for its own account, for investment purposes only and not with a view to distribute or resell such securities in whole or in part.

(F)

The Subscriber has consulted with its own advisors and is fully informed as to the legal and tax requirements within the Subscriber’s own country (countries) and U.S. tax considerations applicable to Subscriber’s purchase of the Convertible Security.

(G)

The Subscriber agrees and is aware that:

(2)

no Federal or state agency has passed upon the Convertible Security or made any findings or determination as to the fairness of this investment; and

(3)

there are substantial risks of loss of investment incidental to the purchase of the Convertible Security.

(A)

The Subscriber covenants to advise the Company in writing if any warranty or any information contained herein becomes untrue.

(I)

The Subscriber acknowledges that this Convertible Security Offering has been prepared by an attorney who has been retained to do so by the Company and that all information contained within the Convertible Security Offering and all related documents is based upon information supplied to said attorney by the Company and that the attorney has not independently investigated or audited his client, the Company.  The Convertible Security Offering is made pursuant to Section 33 N, of the Texas Securities Act.  Under said Act, the Company is considered as a Small Business Issuer.  The Subscriber further acknowledges, in signing this Questionnaire Related to Convertible Promissory Note Investment and any related documents, that said attorney’s services and limitations on any liability, as governed by Section 33 N of the Texas Securities Act, in the absence of intentional wrongdoing in providing the services, are limited to an amount equal to three times the fee paid by the Company or other seller to the attorney for the services related to the offer of securities.

SIGNATURE PAGE
TO
QUESTIONNAIRE

IN WITNESS WHEREOF, the Subscriber has executed this Questionnaire as of the date set forth below.

            Date:  _____________________

LEGAL NAME OF SUBSCRIBER

EXECUTED BY:

TITLE:

ADDRESS:

TAX I.D.:

AMOUNT OF CONVERTIBLE SECURITY SUBSCRIBED FOR:

SCHEDULE OF CONVERTIBLE NOTE HOLDERS

Note Holder	Date of Investment	Amount
Joseph Marshall	9/23/2004	$5,629.15
Kelly Rodgers	12/19/2003	$25,000.00
Jeff Huissman	1/11/2004	$30,000.00
Stephen Turner Moreland	1/26/2004	$25,000.00
Stephen Turner Moreland	3/24/2004	$10,000.00
Debra Moreland	3/24/2004	$10,000.00
Kenneth Trattner	2/1/2004	$50,000.00
Donald Mandel	2/1/2004	$50,000.00
Manuel W. Coats	2/8/2004	$50,000.00
Jack Eshelman	2/24/2004	$10,000.00
Jack Eshelman	4/19/2004	$20,000.00
Jack Eshelman	5/24/2004	$15,000.00
Richard Toth	2/26/2004	$5,000.00
Jason Parrish	3/30/2004	$100,000.00
Jason Parrish	4/14/2004	$50,000.00
Jason Parrish	5/14/2004	$50,000.00
Jason Parrish	7/29/2004	$50,000.00
Antoinette Terrel	3/30/2004	$10,000.00
Craig Blaesing	4/9/2004	$25,000.00
George Fenimore	4/28/2004	$20,000.00
George Fenimore	6/9/2004	$45,000.00
Laura Cox	4/30/2004	$10,000.00
Jon R. Ziegler	4/30/2004	$20,000.00
William J. Mardaga	6/4/2004	$100,000.00
Bill Mathews	6/7/2004	$25,216.14
Jan Fenimore	6/10/2004	$12,000.00
Lisa Womak	6/11/2004	$10,000.00
Michael Eshelman	6/24/2004	$75,000.00
TOTAL		$907,845.29